Exhibit 3.4

SIXTH AMENDED AND RESTATED BYLAWS

OF

HORNBECK OFFSHORE SERVICES, INC.

Adopted [•], 2024

ARTICLE 1

DEFINITIONS

As used in these Sixth Amended and Restated Bylaws of Hornbeck Offshore Services, Inc. (these “Bylaws”), unless the context otherwise requires, the terms “advance of expenses,” “Appointing Person,” “Common Stock,” “Director Designation Right,” “indemnitee,” “Jones Act,” “Jones Act Warrants,” “Non-U.S. Citizen,” “Permitted Percentage,” “Person,” “Preferred Stock,” “undertaking,” “U.S. Citizen,” “U.S. Coastwise Trade” and “Trigger Date” shall have the same meanings as ascribed to those terms in the Corporation’s Fourth Amended and Restated Certificate of Incorporation as in effect on the date hereof (as it may be amended and/or restated from time to time, the “Certificate of Incorporation”). Capitalized terms used but not otherwise defined herein shall have the meanings as ascribed to those terms in the Certificate of Incorporation.

ARTICLE 2

OFFICES

Section 2.01 Registered Office. The registered office of Hornbeck Offshore Services, Inc. (the “Corporation”) is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle, State of Delaware 19801.

Section 2.02 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

Section 2.03 Books. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board, or as the business of the Corporation may require.

ARTICLE 3

MEETINGS OF STOCKHOLDERS

Section 3.01 Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board (or the Chairperson of the Board in the absence of a designation by the Board). The Board may, in its sole discretion, determine that a meeting of stockholders of the Corporation shall not be held at any place, but may instead be held solely or partially by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, “Delaware Law”).

Section 3.02 Annual Meetings. The annual meeting of the stockholders shall be held for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these Bylaws held at such date, time, and place, if any, as shall be determined by the Board and stated in the notice of the meeting. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

Section 3.03 Special Meetings. Special meetings of stockholders may only be called in the manner provided in the Certificate of Incorporation and may be held at such place, if any, either inside or outside the State of Delaware, on such date and at such time, and for such purpose or purposes, as the Board or the Chairperson of the Board shall determine and state in the notice of meeting, if any. The Board or the Chairperson of the Board, whichever calls the special meeting, may postpone, reschedule or cancel any previously scheduled special meeting of stockholders; provided, however, that prior to the Trigger Date, with respect to any special meeting of stockholders called at the written request of the holders of a majority of the shares of Common Stock then outstanding pursuant to Section 10.2 of the Certificate of Incorporation, the Board shall not postpone, reschedule or cancel such special meeting without the prior written consent of such holders.

Section 3.04 Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and, except as provided in this Section 3.04, notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board or the Chairperson of the Board, as applicable, shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 3.05 Notice. Notice of the place (if any), date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten days nor more than 60 days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 3.06 Stockholders List. The Corporation shall, no later than the tenth day before each meeting of stockholders, prepare a complete list of the stockholders entitled to vote at said meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address and the number of shares of capital stock of the Corporation registered in the name of each stockholder not later than the tenth day before each meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date in the manner provided by law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 3.07 Quorum. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, at each meeting of the stockholders, a majority in voting power of the then-outstanding shares of stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. The chair of the meeting shall have the power to adjourn meetings of stockholders for any reason from time to time and, if a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall also have the power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Section 3.04, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 3.08 Organization. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the Chairperson of the Board, or such other director or officer of the Corporation designated by the Board, shall act as chair of, and preside at, the meeting; provided that the chair of the meeting shall be a U.S. Citizen. The Secretary or, in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following:

(a) the establishment of an agenda or order of business for the meeting;

(b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting;

(c) rules and procedures for maintaining order at the meeting and the safety of those present;

(d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine;

(e) restrictions on entry to the meeting after the time fixed for the commencement thereof;

(f) limitations on the time allotted to questions or comments by participants; and

(g) restrictions on the use of cell phones, audio or video recording devices and other devices at the meeting.

Section 3.09 Voting; Proxies.

(a) General. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock entitled to vote on the subject matter under consideration held by such stockholder. Voting at meetings of stockholders need not be by written ballot.

(b) Election of Directors. Subject, if applicable, to the rights of the holders of any class or series of Preferred Stock, including to elect additional directors under specific circumstances, unless otherwise required by law, the Certificate of Incorporation or these Bylaws, each director nominee shall be elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors; provided that director nominees shall be elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors in the case of a Contested Election (as defined below). For purposes of this Section 3.09(b), “a majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of shares voted “against” such director’s election, and neither abstentions nor broker non-votes shall count as votes cast for or against a director’s election, and a “Contested Election” means an election of directors at a meeting of stockholders at which a quorum is present where (x) the Secretary receives notice that one or more stockholders have proposed to nominate one or more persons for election or re-election to the Board, which notice purports to be in compliance with the advance notice requirements for stockholder nominations set forth in these Bylaws, irrespective of whether the Board at any time determines that any such notice is not in compliance with such requirements, and (y) such proposed nomination or nominations have not been formally and irrevocably withdrawn by such stockholder or stockholders on or prior to the date that is 14 days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission. For the avoidance of doubt, nothing in this Section 3.09(b) shall be deemed to affect the exercise by any Appointing Person of its Director Designation Rights or any other rights under Section 6.1 of the Certificate of Incorporation.

(c) Other Matters. Unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, any matter, other than the election of directors, brought before any meeting of stockholders at which a quorum is present shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

(d) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such authorization must be in writing and executed by the stockholder or his or her authorized officer, director, employee, or agent. To the extent permitted by law, a stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that the electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. A copy, facsimile transmission, or other reliable reproduction of a writing or transmission authorized by this Section 3.09(d) may be substituted for or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original writing or transmission. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he or she is of the proxies representing such shares.

Section 3.10 Inspectors at Meetings of Stockholders. In advance of any meeting of the stockholders, the Corporation shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspector or inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election. When executing the duties of inspector, the inspector or inspectors shall:

(a) ascertain the number of shares outstanding and the voting power of each;

(b) determine the shares represented at the meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

Section 3.11 Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board or the Chairperson of the Board, as applicable, may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board or the Chairperson of the Board, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the Board or the Chairperson of the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless such record date is more than 60 days before the date of such adjourned meeting; provided, however, that the Board or the Chairperson of the Board, whichever called the meeting, may fix a new record date for the determination of stockholders entitled to notice of or to vote at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) Prior to the Trigger Date, in order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting in accordance with Section 228 of Delaware Law, (i) if no prior action by the Board is required by Delaware Law, the record date shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Delaware Law, unless the Board has previously fixed a record date for such action by written consent (which record date fixed by the Board shall not precede the date upon which the resolution fixing the record date is adopted by the Board and shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the Board), and (ii) if prior action of the Board is required by Delaware Law, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board and prior action is required by Delaware Law, the record date for determining stockholders entitled to consent to corporate action in accordance with Section 228 of Delaware Law shall be the close of business on the day on which the Board adopts the resolution taking such action.

Section 3.12 Advance Notice of Stockholder Nominations and Proposals.

(a) Annual Meetings. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. Subject to the Certificate of Incorporation, to be properly brought before an annual meeting, nominations or such other business must be:

(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or any committee thereof;

(ii) otherwise properly brought before the meeting by or at the direction of the Board or any committee thereof; or

(iii) otherwise properly brought before an annual meeting by a Proposing Stockholder.

In addition, any proposal of business (other than the nomination of persons for election to the Board) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a Proposing Stockholder pursuant to Section 3.12(a)(iii), the Proposing Stockholder must have delivered timely notice thereof pursuant to this Section 3.12(a), in writing (electronic transmission not sufficient) to the Secretary even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board. To be timely, a Proposing Stockholder’s notice for an annual meeting must comply with the requirements of this Section 3.12 and must be delivered to the principal executive offices of the Corporation in proper written form: (A) if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the previous year’s annual meeting (which prior year’s annual meeting shall, for purposes of the Corporation’s annual meeting of stockholders to be held in 2025, be deemed to have occurred on June 14, 2024); and (B) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth day following the first date of Public Disclosure of the date of such meeting. In no event shall an adjournment, recess, rescheduling or postponement of an annual meeting, or the Public Disclosure thereof, commence a new notice time period (or extend any notice time period). Notwithstanding anything in this paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Disclosure by the Corporation naming all of the nominees for director proposed by the Board or specifying the size of the increased Board at least ten days prior to the last day a Proposing Stockholder may deliver a notice of nominations in accordance with the second sentence of this paragraph, a Proposing Stockholder’s notice required by this Section 3.12 shall also be considered timely, but only with respect to proposed nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which Public Disclosure of such increase is first made by the Corporation.

(b) Stockholder Nominations. Subject to the Certificate of Incorporation, for the nomination of any person or persons for election to the Board pursuant to Section 3.12(a)(iii) or Section 3.12(d), a Proposing Stockholder’s notice to the Secretary must be timely (pursuant to Section 3.12(a)) and must set forth or include:

(i) As to each individual, if any, whom the Proposing Stockholder proposes to nominate for election or reelection to the Board:

(A) the name, citizenship, age, business address, and residence address of such proposed nominee;

(B) the principal occupation or employment of such proposed nominee (at present and for the past five years);

(C) the Specified Information of such proposed nominee as if such person were a Holder (except that no disclosure will be required hereunder with respect to any Related Person of any proposed nominee unless such Related Person is also a Related Person of a Holder);

(D) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(E) a complete and accurate description of all agreements, arrangements and understandings between such proposed nominee, on the one hand, and each Holder and any Related Person, on the other hand, during the prior three years, including, without limitation, a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years between the proposed nominee and such parties, (including, without limitation, all biographical and related party transaction and other information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K under the Securities Act of 1933, as amended, if any Holder or any Related Person were the “registrant” for purposes of such rule and such proposed nominee were a director or executive officer of such registrant); and

(F) a complete and accurate, signed written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and a written statement and agreement executed by such proposed nominee acknowledging that such person:

(1) consents to being named in any proxy statement as a nominee and to serving as a director if elected,

(2) if elected, intends to serve as a director for the full term for which such person is standing for election, and

(3) makes the following representations: (I) that the proposed nominee has read and agrees to adhere to the Bylaws, all publicly disclosed corporate governance, conflict of interest, confidentiality, stock ownership and trading policies and guidelines of the Corporation applicable to directors, including with regard to securities trading, and (II) that the proposed nominee is not and will not become a party to any Voting Commitment that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (III) that the proposed nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director; and

(ii) as to each Holder:

(A) the citizenship of such Holder and each Related Person of such Holder, as well as a representation whether such person is a U.S. Citizen;

(B) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of any other Holder and any Related Person of any Holder;

(C) a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any other person;

(D) the class and number of shares of the Corporation which are directly or indirectly owned by such Holder or any Related Person of such Holder (beneficially and of record); provided, that for purposes of this Section 3.12, any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future other than pursuant to any Jones Act Warrants (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both);

(E) a description of any Derivative Instrument directly or indirectly owned or held, including beneficially, by such Holder or any Related Person of such Holder, and any Short Interest held by such Holder or any Related Person of such Holder within the last twelve (12) months in any class or series of the shares or other securities of the Corporation;

(F) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such Holder or any Related Person of such Holder has any right to vote or has granted a right to vote any shares of stock or any other security of the Corporation;

(G) a description of any agreement, arrangement or understanding with respect to any rights to dividends or payments in lieu of dividends on the shares of the Corporation owned beneficially by such Holder or any Related Person of such Holder that are separated or separable from the underlying shares of stock or other security of the Corporation;

(H) any direct or indirect legal, economic or financial interest (including Short Interest) of such Holder and any Related Person of such Holder, if any, in the outcome of any (x) vote to be taken at any meeting of stockholders of the Corporation or (y) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these Bylaws;

(I) any direct or indirect interest of such Holder or any Related Person of such Holder in any contract with or litigation involving the Corporation, any Affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(J) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which such Holder or any Related Person of such Holder is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any Affiliate of the Corporation, or any officer, director or employee of such Affiliate;

(K) any other information relating to such Holder or any Related Person of such Holder that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(L) a certification that such Holder and each Related Person of such Holder has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation;

(M) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(N) a representation as to whether the Proposing Stockholder intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect such proposed nominees and/or approve or adopt any other business proposed to be brought, (y) otherwise to solicit proxies from stockholders in support of such nominations or other business proposed to be brought, if applicable, and/or (z) solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act;

(O) in the case of a nomination or nominations, the information and statement required by Rule 14a-19(b) of the Exchange Act (or any successor provision);

(P) the names and addresses of other stockholders (including beneficial owners) known by such Holder or Related Person of such Holder to provide financial or otherwise material support with respect to such proposals and/or nominations (it being understood that delivery of a revocable proxy to such proponent does not in itself require disclosure hereunder), and to the extent known the class and number of all shares of the Corporation owned beneficially or of record by each such other stockholder or other beneficial owner;

(Q) in the event that the Proposing Stockholder is a Non-U.S. Citizen, a representation by the Proposing Stockholder that it disclosed its status as a Non-U.S. Citizen to its broker, the Corporation’s transfer agent or the Corporation at the time of its acquisition of shares of capital stock of the Corporation; and

(R) a representation by the Proposing Stockholder as to the accuracy of the information set forth in the notice.

The Corporation and the Board may, as a condition to any such business (including, but not limited to, director nominations) being deemed properly brought before a meeting of stockholders, require any Holder or any proposed nominee to deliver to the Secretary within five Business Days of any such request, such other information as may be reasonably required by the Board, in its sole discretion, including (x) such other information as may be reasonably requested by the Board, in its sole discretion, to determine (I) the eligibility of such proposed nominee to serve as an independent director of the Corporation, (II) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert,” or otherwise meets heightened standards of independence, under applicable law, securities exchange rule or regulation or any publicly disclosed corporate governance guideline or committee charter of the Corporation, and (III) whether the citizenship of the proposed nominee would result in the Corporation losing its status as a U.S. Citizen under the Jones Act or (y) such other information that the Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(c) Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary must be timely (pursuant to Section 3.12(a)) and must set forth as to each matter the Proposing Stockholder proposes to bring before the meeting:

(i) a brief description of the business desired to be brought before the meeting;

(ii) the reasons for conducting such business at the meeting;

(iii) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws or the Certificate of Incorporation, the language of the proposed amendment);

(iv) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(v) a description of all agreements, arrangements, or understandings between each Holder and each Related Person of such Holder and any other person or persons (including their names) in connection with the proposal of such business; and

(vi) any material interest of each Holder and each Related Person of any Holder in such business, including any anticipated benefit therefrom to such Holder or such Related Person.

(d) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders called by the Board or the Chairperson of the Board at which directors are to be elected pursuant to the Corporation’s notice of meeting:

(i) by or at the direction of the Board or any committee thereof;

(ii) as provided in the Certificate of Incorporation; or

(iii) provided that the Board or the Chairperson of the Board has determined that directors shall be elected at such meeting, if otherwise properly brought before the special meeting by a Proposing Stockholder.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, a Proposing Stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Proposing Stockholder delivers a timely notice in writing that complies with the requirements of Section 3.12(b) to the Secretary at its principal executive offices not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the Public Disclosure of an adjournment, recess, rescheduling or postponement of a special meeting commence a new time period (or extend any notice time period).

(e) Updates and Supplements. In addition, to be considered timely, a Proposing Stockholder’s notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five Business Days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight Business Days prior to the date for the meeting or any adjournment, recess, rescheduling or postponement thereof in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. In addition, if the Proposing Stockholder has delivered to the Corporation a notice relating to director nominations, the Proposing Stockholder shall deliver to the Corporation not later than eight Business Days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision). For the avoidance of doubt, the obligation to update and supplement set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

(f) Effect of Noncompliance. Subject to the designation rights set forth in the Certificate of Incorporation, only such persons who are nominated in accordance with the procedures set forth in this Section 3.12 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 3.12, as applicable. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the Board shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws. If any proposed nomination was not made or proposed in compliance with this Section 3.12, or other business was not made or proposed in compliance with this Section 3.12, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination or other business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual or special meeting or propose a nomination at a special meeting pursuant to this Section 3.12 does not provide the information required under this Section 3.12 to the Corporation or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of nominations or other business may have been received by the Corporation. For the avoidance of doubt, if the Proposing Stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and such Proposing Stockholder subsequently either (x) notifies the Corporation that such Proposing Stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19 under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that the stockholder has satisfied the requirements of Rule 14a-19 under the Exchange Act), then the nomination of such proposed nominee for election or reelection to the Board will be disregarded and no vote on the election of such proposed nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). If a stockholder of record identified by name has a bona fide question as to the meaning or interpretation of any provision of these Bylaws, such stockholder of record may request clarification from the Secretary in writing, and the Secretary shall respond within ten Business Days of such request.

(g) Rule 14a-8. This Section 3.12 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(h) Appointing Persons. Notwithstanding anything to the contrary contained in this Section 3.12, the requirements of this Section 3.12 shall not apply to the exercise by any Appointing Person of its Director Designation Rights or any other rights under Section 6.1 of the Certificate of Incorporation.

(i) For the purposes of this Section 3.12:

(i) “Affiliate” has the meaning ascribed to such term under Rule 12b-2 of the Exchange Act (or any successor provision).

(ii) “Associate” has the meaning ascribed to such term under Rule 12b-2 of the Exchange Act (or any successor provision).

(iii) “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by law to be closed in Delaware;

(iv) the “close of business” means 5:00 p.m. local time at the Corporation’s principal executive offices, and if an applicable deadline falls on the “close of business” on a day that is not a Business Day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding Business Day;

(v) “delivered” shall mean and require both (i) hand delivery, overnight courier service, or by United States certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Corporation, and (ii) electronic mail to the Secretary;

(vi) “Derivative Instrument” means any Short Interest, profits interest, option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the Holder and any Related Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(vii) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(viii) “Holder” means any of the Proposing Stockholder and the beneficial owner or beneficial owners, if any, on whose behalf the Proposing Stockholder proposes to bring any business or submit any nominations for consideration at a meeting of stockholders of the Corporation;

(ix) “immediate family member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships;

(x) “Proposing Stockholder” means a stockholder of the Corporation (a) proposing to put forth any proposed business or nominations at a meeting of stockholders in accordance with these Bylaws, (b) who is a stockholder of record at the time the notice provided for in this Section 3.12 is delivered to the Secretary, on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and at the time of such meeting, (c) who is entitled to vote at the meeting, and (d) who complies with the notice procedures set forth in this Section 3.12;

(xi) “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act;

(xii) A “Related Person” of any Holder means (x) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with any such Holder in a solicitation of proxies in respect of any business or director nomination proposed by such Holder, (y) any Affiliate or Associate of such Holder, and (z) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision)) with such Holder;

(xiii) “Short Interest” means any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Holder or any Related Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Holder or any Related Person with respect to any class of the shares or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class of the shares or other securities of the Corporation;

(xiv) “Specified Information” means the information required to be disclosed pursuant to subclauses (D)–(J) of Section 3.12(b)(ii), provided, however, that the Specified Information shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who otherwise would be required to disclose Specified Information under these Bylaws solely as a result of being the stockholder directed to prepare and submit, on behalf of a beneficial owner, the notice required by this Section 3.12; and

(xv) “Voting Commitment” means any agreement, arrangement, or understanding with, or any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question.

Section 3.13 Stockholder Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote only to the extent permitted by and in the manner provided in the Certificate of Incorporation and in accordance with applicable law.

ARTICLE 4

DIRECTORS

Section 4.01 General Powers. Except as otherwise provided in Delaware Law or the Certificate of Incorporation and subject to the terms of the Amended and Restated Securityholders Agreement, dated as of [•], 2024 (as it may be amended, supplemented, restated or modified from time to time, the “Securityholders Agreement”), the business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 4.02 Number, Election and Term of Office. The number of directors shall be determined as set forth in Section 6.1(a) of the Certificate of Incorporation. Except as may otherwise be provided in the Certificate of Incorporation and subject to the terms of the Securityholders Agreement, each director shall serve for a term ending on the date of the first (1st) annual meeting of stockholders next following the annual meeting at which such director was elected or appointed, or such director’s appointment, as applicable. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders. Following the Effective Date (as defined in the Certificate of Incorporation), all Other Directors (as defined in the Certificate of Incorporation) shall be nominated by the Nominating, Corporate Governance and Sustainability Committee of the Board.

Section 4.03 Citizenship Requirement for Directors. No more than a minority of the number of directors necessary to constitute a quorum of the Board (in order for the Corporation to continue as a U.S. Citizen) (or any committee thereof) shall be Non-U.S. Citizens.

Section 4.04 Chair. Todd Hornbeck shall serve as the initial Chairperson until the earlier of (A) Todd Hornbeck’s resignation or removal as Chief Executive Officer of the Corporation and (B) the second anniversary of the Effective Date. After such time, the Board shall vote to elect the Chairperson by a majority vote of the Board, who, for the avoidance of doubt, may be Todd Hornbeck (provided he is then serving as a member of the Board), and shall thereafter vote to elect the Chairperson annually by a majority vote of the Board. Any director elected as Chairperson of the Board in accordance with this Section 4.04 shall hold such office until such time as a replacement Chairperson of the Board has been elected by a majority vote of the Board. The Chairperson of the Board shall preside at all meetings of the stockholders of the Corporation and shall have such other powers and perform such other duties (including, without limitation, as applicable, as an officer of the Corporation) as may be prescribed by the Board or provided in these Bylaws. The Chairperson of the Board, any Vice Chairperson of the Board and any other person who chairs a meeting of the Board or the stockholders shall be a U.S. Citizen.

Section 4.05 Lead Independent Director. For so long as the Certificate of Incorporation requires a lead independent director (the “Lead Independent Director”), the Board shall maintain a Lead Independent Director Charter setting forth the qualifications and eligibility requirements for, and duties and responsibilities of, the Lead Independent Director.

Section 4.06 Quorum and Manner of Acting. Except as otherwise provided by these Bylaws, the Certificate of Incorporation, or required by applicable law, the presence of a majority of the total number of directors on the Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, and, except as otherwise expressly required by Delaware Law or by the Certificate of Incorporation, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board, the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.07 Time and Place of Meetings. The Board shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board (or the Chairperson of the Board in the absence of a determination by the Board, or the Chief Executive Officer in the absence of a determination by the Board and in the Chairperson’s absence).

Section 4.08 Annual Meeting. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held; provided, that, subject to the remaining provisions of this Section 4.08, the failure to hold such meeting of the Board at such time and place shall not be a breach of these Bylaws. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 4.11 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 4.09 Regular Meetings. After the place and time of regular meetings of the Board shall have been determined and notice thereof shall have been once given to each member of the Board, regular meetings may be held without further notice being given.

Section 4.10 Special Meetings. Special meetings of the Board may be called by (i) the Chairperson of the Board, (ii) the Chief Executive Officer, (iii) the Lead Independent Director, (iv) the President, or (v) at least two members of the Board. Notice of special meetings of the Board shall be given to each director at least three (3) days before the date of the meeting in such manner as is determined by the Board.

Section 4.11 Notice of Meetings and Business to be Discussed. Written notice of each meeting of the Board shall be given to each director which shall state the date, time, place of the meeting and the purpose or purposes for which the meeting is called. Only business within the purposes described in the notice may be conducted at any special meeting. Subject to Section 4.10, written notice of any meeting shall be given at least three (3) days prior to such meeting, which notice may be waived in writing or by a director attending such meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or Board committee meeting need be specified in any waiver of notice.

Section 4.12 Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval (other than nominations for persons for election as directors) or (b) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. No more than a minority of the number of directors necessary to constitute a quorum of any committee of the Board shall be Non-U.S. Citizens. The chair of any committee of the Board, any vice chair of any committee of the Board and any other person who chairs a meeting of any committee of the Board shall be a U.S. Citizen.

Section 4.13 Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper or electronic form.

Section 4.14 Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 4.15 Resignation. Any director may resign from the Board at any time by giving notice to the Board or to the Secretary of the Corporation. Any such notice must be in writing or by electronic transmission to the Board or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.16 Vacancies. Except as otherwise provided by law and subject to the Certificate of Incorporation and the Securityholders Agreement, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of directors and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

Section 4.17 Removal. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

Section 4.18 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE 5

OFFICERS

Section 5.01 Officers; Limitations.

(a) The executive officers of the Corporation shall be a Chief Executive Officer, President, Chief Financial Officer, General Counsel, one or more Executive or Senior Vice Presidents and a Corporate Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other executive officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two (2) or more of said offices, except that no one person shall hold the offices and perform the duties of President and Corporate Secretary.

(b) Each of the executive officers of the Corporation shall be U.S. Citizens.

Section 5.02 Appointment, Term of Office and Remuneration. The officers of the Corporation shall be appointed by the Board in the manner determined by the Board. Each such officer shall hold office until his or her successor is appointed, or until his or her earlier death, resignation or removal. Subject to any delegation made pursuant to Section 5.03, the remuneration of all officers of the Corporation shall be fixed by the Board. Any vacancy in any office shall be filled in such manner as the Board shall determine.

Section 5.03 Subordinate Officers. In addition to the executive officers enumerated in Section 5.01 herein, the Corporation may have a Treasurer, one or more Vice Presidents, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board may deem necessary, each of whom shall hold office for such period as the Board may from time to time determine; provided, however, that a Non-U.S. Citizen may not exercise or be delegated any authority or duties that in any way relate to the exercise of authority or performance of duties associated with the functions of the Chairperson or the President nor may such person be granted or delegated any authority to bind the Corporation. The Board may delegate to any executive officer the power to appoint, remove and remunerate any such subordinate officers, agents or employees.

Section 5.04 Removal. Any officer may be removed, with or without cause, at any time, by resolution adopted by a majority of the Board, except that subordinate officers may be removed in such manner and by such persons as the Board shall otherwise permit.

Section 5.05 Resignations. Any officer may resign at any time by giving notice to the Board (or to the Chief Executive Officer). Any such notice must be in writing. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, unless the Corporation provides such officer with written notice that such resignation shall be effective as of a date after such notice is delivered, but prior to the date set forth in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.06 Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board.

ARTICLE 6

CAPITAL STOCK

Section 6.01 Certificates for Stock; Uncertificated Shares. The shares of the Corporation need not be represented by certificates, and the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares or a combination of certificated and uncertificated shares. Any such resolution that shares of a class or series will only be uncertificated shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation; provided that all shares shall be uncertificated as of the date of adoption of these Bylaws. Except as otherwise required by Delaware Law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by two authorized officers representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a .pdf. In case any officer, transfer agent or registrar who has signed or whose .pdf signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

Section 6.02 U.S. Citizenship Requirement. At no time shall Non-U.S. Citizens be permitted to beneficially own, individually or in the aggregate, more than the Permitted Percentage of each class or series of the capital stock of the Corporation.

Section 6.03 Dual Share System.

(a) If the Board has determined pursuant to the Certificate of Incorporation to use a dual share system, the Corporation shall instruct its transfer agent to maintain two separate stock records for each class or series of its capital stock: (i) a record of shares owned by U.S. Citizens and (ii) a record of shares owned by Non-U.S. Citizens.

(b) Certificates and/or book entries (in the case of uncertificated shares) representing shares of each class or series of the capital stock of the Corporation shall be marked either “U.S. Citizen” or “Non-U.S. Citizen,” but shall be identical in all other respects. Shares owned by U.S. Citizens shall be represented by U.S. Citizen certificates and/or book entries, and shares owned by Non-U.S. Citizens shall be represented by Non-U.S. Citizen certificates and/or book entries. Whether shares are owned by U.S. Citizens or by Non-U.S. Citizens shall be determined in accordance with the Certificate of Incorporation.

Section 6.04 Transfer of Shares.

(a) Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation; provided however that such transfer must comply with the Certificate of Incorporation and applicable law, including the Jones Act.

(b) Without limiting the applicable provisions of the Certificate of Incorporation, shares of any class or series of capital stock represented by a U.S. Citizen certificate and/or book entry, or represented by a Non-U.S. Citizen certificate and/or book entry determined by the Corporation to be held by or on behalf of a U.S. Citizen, may not be transferred, and shares of any class or series of the capital stock of the Corporation may not be issued (upon original issuance), to a Non-U.S. Citizen or a holder of record that will hold such shares for or on behalf of a Non-U.S. Citizen if, upon completion of such transfer or issuance, Non-U.S. Citizens, individually or in the aggregate, will own shares of such class or series of the capital stock represented by Non-U.S. Citizen certificates and/or book entries and represented by U.S. Citizen certificates and/or book entries determined by the Corporation to be held by or on behalf of Non-U.S. Citizens in excess of the Permitted Percentage of such class or series.

Section 6.05 Authority for Additional Rules Regarding Transfer. The Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation (in each case, solely to the extent consistent with the Certificate of Incorporation and the Securityholders Agreement), as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

ARTICLE 7

INDEMNIFICATION

Section 7.01 Procedure for Indemnification. Any claim for indemnification or advance of expenses by an indemnitee under Article VIII of the Certificate of Incorporation shall be addressed by the Corporation promptly, and in any event within 45 days (or, in the case of an advance of expenses, 20 days, provided that the director, advisory director, board observer or officer has delivered the undertaking contemplated by Section 8.1 of the Certificate of Incorporation if required), upon the written request of the indemnitee. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 45 days (or, in the case of an advance of expenses, 20 days, provided that the indemnitee has delivered the undertaking contemplated by Section 8.1 of the Certificate of Incorporation if required), the right to indemnification or advances as granted by Article VIII of the Certificate of Incorporation shall be enforceable by the indemnitee in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 8.1 of the Certificate of Incorporation, if any, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct which make it permissible under Delaware Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proof shall be on the Corporation to the fullest extent permitted by law. Neither the failure of the Corporation (including the Board, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Delaware Law, nor an actual determination by the Corporation (including the Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 7.02 Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, advisory director, board observer, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, advisory director, board observer, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under Delaware Law.

ARTICLE 8

GENERAL PROVISIONS

Section 8.01 Dividends. Subject to limitations contained in Delaware Law and the Certificate of Incorporation, the Board may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 8.02 Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

Section 8.03 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a .pdf thereof to be impressed, affixed or otherwise reproduced.

Section 8.04 Actions with Respect to Securities Owned by the Corporation. The Board may authorize any Person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting, and to take comparable actions in respect of actions by written consent in lieu of a meeting, of holders of any stock and other securities of other entities (except the Corporation) owned or held by the Corporation for itself. The Person so designated shall be a U.S. Citizen. If the Board has not so authorized anyone, the Chief Executive Officer or the Chief Executive Officer’s delegate shall have authority to perform such function.

Section 8.05 Amendments. These Bylaws may be amended, altered or repealed, and new bylaws adopted, only in the manner set forth in the Certificate of Incorporation.